SUBSIDY AGREEMENT

This Agreement dated for reference the 23rd day of July 2004 as at 9:01 PM PST

BETWEEN:

Essentially Yours Industries, Inc.
3960 Howard Hughes Parkway, Suite 500
Las Vegas, Nevada 89109
Ph: (702) 296-8034 Fax: (604) 502-5144
("EYI")

AND:

Stancorp
2206 5th Street
Santa Monica, CA
90405
ID#10964
(the "Participant")

WHEREAS

A.	EYI agrees to provide a fixed commission amount to the Participant during the transitional period between pay plans.

NOW THEREFORE the parties hereto agree as follows:

1.	The term of this Agreement shall be based on a twelve (12) week period commencing on the date hereof, and effectively ending October 15th, 2004 at 9:00 PM PST with no renewal;

2.
All confidential information disclosed to the Participant shall be kept confidential by Participant and treated with at least the same level of protection as Participant gives its own confidential information of similar nature, but no less than a reasonable level of protection. Participant shall promptly notify EYI if it becomes aware of any unauthorized disclosure or use of the confidential information.

3.	REMUNERATION

	a.	EYI will pay to the Participant, during the term of this Agreement, US$2,500 per week.

	b.	Participant should be responsible for payment of all local, state and federal taxes in regard to the fee paid and Participant hereby indemnifies and save harmless EYI from all claims in this regard.

	c.	The Participant agrees to indemnify and hold EYI harmless from all claims, damages, and expenses resulting from the Participant's failure to comply and her performance hereunder.

4.	NON-ASSIGNMENT

The Participant shall not assign any of the rights or benefits granted herein save and except to a private company owned or controlled by the Participant and then only on the basis that the Participant covenants and agrees to continue to provide the services required.

5.	TERMINATION

EYI reserves the right to terminate this Agreement, without notice, upon breach of any terms previously set out above.

Any changes or amendments or additions to the Agreement must be in writing and signed by both parties to be effective.

This Agreement shall be construed in accordance with the laws of the State of Nevada and the Courts of the said State shall have exclusive jurisdiction to hear all actions arising out of or in respect of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as to the date first above written.

Essentially Yours Industries, Inc.	Stancorp

/s/ Jay Sargeant	/s/ Kristen Sargeant
Jay Sargeant	Kristen Sargeant
President	President